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   AARP Premium Money Fund
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   Statement of Assets and Liabilities
   January 28, 1999

Assets
   Cash                                                                   $1,500
   Receivable from Adviser                                                15,000
                                                        -
   Total assets                                                           16,500
                                                        -
Liability
   Payable to Adviser                                                     15,000
                                                        -
Net Assets                                                                $1,500
                                                                ================
Net Assets consist of:
   Shares of beneficial interest                                              15
   Additonal paid-in capital                                               1,485
                                                        -
Net Assets                                                                $1,500
                                                                ================
Net  asset  value,   offering  and  redemption  price  per  share  ($1,500/1,500 outstanding shares of beneficial interest, $.01 par value, unlimited number of
shares authorized.                                                            $1
                                                                ================

Statement of Operations
For the Period January 27, 1999 through January 28, 1999

Investment income                                                                                           $         -
                                                        -
Expenses:
  Organization costs                                                      15,000
  Reimbursement from advisor                                            (15,000)
                                                        -
Net expenses                                                                                                          -
Net income                                                                                                   $         -
                                                                ================

          The accompanying notes are an integral part of the financial statement

Notes:

AARP Premium Money Fund (the "Fund") is a diversified series of the AARP Cash Investment Funds (the "Trust"), an open end management company registered under the Investment Company Act of 1940, as amended ( the "1940 Act,"). The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated January 23, 1983, as amended. The Trust's authorized capital consists of an unlimited number of shares of beneficial interest of $0.01 par value. The Trust's shares are currently divided into two series: AARP High Quality Money Fund and AARP Premium Money Fund. The Trustees have the authority to issue additional series of shares and to designate the relative rights and preferences as between the different series. Each share of the Fund has equal rights with each other share of the Fund as to voting, dividends and liquidation. The Fund has had no operations to date other than matters relating to its organization and registration as a diversified series.

These financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates.

Scudder Kemper Investments, Inc. has agreed to reimburse and absorb all expenses of the Funds incurred prior to commencement of operations. Offering cost, including registration costs, will be charged to expense during the Fund's first year of operations.

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              REPORT OF INDEPENDENT ACCOUNTANTS

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To the  Trustees  of AARP  Cash  Investment  Funds and the  Shareholder  of AARP
Premium Money Fund:

In our opinion, the accompanying statement of assets and liabilities and the related statement of operations present fairly, in all material respects, the financial position of AARP Premium Money Fund (the "Fund") at January 28, 1999 and the results of its operations for the period January 27, 1999 (Commencement of Operations) to January 28, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 1, 1999